Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT made as of the              day of February 2005 by and between Portal Software, Inc,. a Delaware corporation (the “Corporation”), and David S. Labuda (the “Executive”).

WHEREAS, the Corporation and Executive desire to enter into a formal employment agreement in connection with Executive’s promotion to the position of Chief Executive Officer.

WHEREAS, this Agreement is intended to (i) set forth the terms and conditions governing the Executive’s employment with the Corporation and the termination of that employment and (ii) assure the Executive of a severance benefit package should his employment terminate under certain circumstances.

NOW, THEREFORE, the parties hereto agree as follows:

PART ONE — DEFINITIONS

For purposes of this Agreement, the following definitions shall be in effect:

Board means the Corporation’s Board of Directors.

Change in Control Severance Agreement means that certain letter agreement between the Corporation and the Executive pursuant to which certain severance benefits will be paid to the Executive should his employment with the Corporation terminate under the circumstances set forth in that letter agreement.

Code means the Internal Revenue Code of 1986, as amended.

Common Stock means the Corporation’s common stock.

Employment Period means the duration of the Executive’s employment with the Corporation pursuant to the terms of this Agreement.

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

Incapacity means the Executive’s inability, by reason of any injury or illness, to adequately perform, with reasonable accommodation, the major duties and responsibilities of his position with the Corporation for a period of one hundred eighty (180) consecutive days or for one hundred eighty (180) days in the aggregate during any consecutive twelve (12)-month period.

Involuntary Termination means the Corporation’s termination of the Executive’s employment for any reason other than a Termination for Cause.

Option means any option granted to the Executive under the Plan or otherwise to purchase shares of Common Stock.

Plan means (i) the Corporation’s 1999 Stock Incentive Plan, as amended or restated from time to time, and (ii) any other stock incentive plan of the Corporation.

Service Commencement Date means September 13, 2004, the date the Executive commenced service as the Corporation’s Chief Executive Officer.

Target Bonus means the annual incentive bonus to which the Executive may become entitled for one or more fiscal years upon the Corporation’s attainment of the performance milestones designated for the applicable year and the Executive’s attainment of any personal objectives specified for him for that year.

Termination for Cause means the termination of the Executive’s employment for any of the following reasons: (i) the Executive’s conviction of a felony or his commission of any act of personal dishonesty involving the property or assets of the Corporation intended to result in substantial financial enrichment to the Executive, (ii) a material breach by the Executive of one or more of his obligations under Paragraph 9 of this Agreement or under his Proprietary Information and Inventions Agreement with the Corporation, (iii) any intentional misconduct by the Executive which has a materially adverse effect upon the Corporation’s business or reputation, (iv) the Executive’s failure to perform the major duties, functions and responsibilities of his executive position, (v) a material breach by the Executive of any of his fiduciary obligations as an officer of the Corporation or (vi) the Executive’s intentional and knowing participation in the preparation or release of false or materially misleading financial statements relating to the Corporation’s operations and financial condition or his intentional and knowing submission of any false or erroneous certification required of him under the Sarbanes-Oxley Act of 2002 or any securities exchange on which shares of the Common Stock are at the time listed for trading. However, prior to any termination of Executive’s employment for any of the reasons specified in clauses (ii) through (iv), the Corporation shall give written notice to Executive of the actions or omissions deemed to constitute the grounds for a Termination for Cause, and Executive shall have a period of not less than thirty (30) days in which to cure the specified default in his performance and thereby remedy the actions or omissions which would otherwise constitute grounds for a Termination for Cause.

Stock Award means any restricted stock, restricted stock unit, performance share or other Common Stock-based awards (other than Options) made from time by the Corporation to the Executive during the Employment Period, whether under the Plan or otherwise.

PART TWO — TERMS AND CONDITIONS OF EMPLOYMENT

1. Duties and Responsibilities.

A. The Executive shall serve as the Chief Executive Officer of the Corporation and shall in such capacity report directly to the Board. As Chief Executive Officer, the Executive shall have primary responsibility for the formulation, implementation and execution of strategic policies relating to the Corporation’s business operations, financial objectives and market growth and shall accordingly have overall responsibility for the formulation of the business plan for each fiscal year to be submitted for Board approval.

B. As soon as practicable following the execution of this Agreement, the Corporation shall recommend to the Corporation’s Nominating Committee that the Executive be appointed as a Board member. The Corporation shall thereafter, throughout the remainder of the Executive’s employment with the Corporation as Chief Executive Officer, recommend to the Nominating Committee that he be nominated for re-election to the Board at each stockholders meeting held during such period at which Board members are to be elected.

C. Executive hereby agrees to serve in the capacity of Chief Executive Officer during the employment period specified in Paragraph 2 and to perform in good faith and to the best of his ability all services which may be required of Executive hereunder and to be available to render services at all reasonable times and places in accordance with such reasonable directions and requests made by the Corporation acting by majority vote of the Board.

D. Executive shall be based at the Corporation’s principal offices in the Silicon Valley Area, California, but Executive may be required from time to time to travel to other geographic locations in connection with the performance of his duties hereunder.

2. Employment Period. Executive’s employment with the Corporation shall be governed by the provisions of this Agreement for the period retroactive to September 13, 2004 and continuing until this Agreement is terminated in accordance with the provisions of Paragraph 8 or Paragraph 11. Such period during which Executive’s employment continues in effect shall constitute the Employment Period hereunder.

3. Cash Compensation.

A. Effective as of the Service Commencement Date, the Executive’s annual rate of base salary shall be increased to Three Hundred Sixty Thousand Dollars ($360,000.00). Such rate shall be subject to annual review by the Board and may be increased from time to time at the Board’s discretion. The first such annual review shall occur during the first quarter of the Corporation’s 2007 fiscal year. Base salary shall be paid at periodic intervals in accordance with the Corporation’s payroll practices for salaried employees.

B. For each fiscal year of the Corporation during the Employment Period, commencing with the Corporation’s 2006 fiscal year, the Executive shall be eligible to receive a Target Bonus in an amount equal to seventy five percent (75%) of the annual rate of base salary in effect for him for that fiscal year, if the financial objectives and performance milestones established for the Executive for that year are attained. Such financial objectives and performance milestones shall be set by the Board (or a committee of independent Board members) within the first sixty (60) days of each fiscal year. The actual bonus earned for each fiscal year shall become payable within thirty (30) days after the audited financial statements for that year have been approved by the Corporation. The Executive may become entitled to an actual incentive bonus greater than the Target Bonus for one or more fiscal years, if there is greater than one hundred percent (100%) attainment of the applicable financial objectives and performance milestones for such year or years. The Executive’s Target Bonus for the Corporation’s 2005 fiscal year shall not be affected by this Agreement.

C. Should an Involuntary Termination of the Executive’s employment occur during the fourth quarter of any fiscal year of the Corporation under circumstances which would also entitle him to severance benefits under Part Three of this Agreement and the performance goals applicable to his Target Bonus for that fiscal year are in fact attained, then the Executive shall be entitled to a pro-rated bonus for that year equal to the amount obtained by multiplying (i) the actual bonus he would have earned for such year had he continued in employment through the payment date for that bonus (ii) by a fraction the numerator of which is the number of days he continued in employment in such year before the Involuntary Termination and the denominator of which is three hundred sixty (360). Such payment shall be made within thirty (30) days after the audited financial statements for the fiscal year have been approved by the Corporation, but in all events within two and one-half months after the close of that fiscal year.

D. The Corporation shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Corporation under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

4. Equity Compensation.

A. The Executive has received a series of Options over his period of employment to date with the Corporation. Each of those Options shall vest and become exercisable for the shares of Common Stock subject to that Option in accordance with the applicable vesting schedule currently in effect for each such Option, including any applicable vesting acceleration provisions under this Agreement or the Change in Control Severance Agreement.

B. The Executive shall be granted the following two new Options within five (5) business days following public release of the Corporation’s financial results for the third quarter of the 2005 fiscal year:

(i) The first grant shall be an Option to purchase 200,000 shares of Common Stock at an exercise price per share equal to the closing selling price per share of Common Stock on the Nasdaq National Market on the date of grant. The Option shall have a maximum term of ten (10) years and shall become exercisable in a series of forty-eight (48) successive equal monthly installments upon his completion of each month of employment with the Corporation over the forty-eight (48)-month period measured from the Service Commencement Date. The Option shall be subject to accelerated vesting in whole or in part upon the terms and conditions set forth in Part Three of this Agreement or in the Change in Control Severance Agreement.

(ii) The second grant shall be an Option to purchase 100,000 shares of Common Stock at an exercise price per share equal to the closing selling price per share of Common Stock on the Nasdaq National Market on the date of grant. The Option shall have a maximum term of ten (10) years and shall become exercisable upon the Executive’s the completion of sixty (60) months of employment with the Corporation measured from the Service Commencement Date. The Option shall immediately vest and become exercisable for all of the shares of Common Stock subject thereto upon the Corporation’s attainment of the performance milestones set forth in the business plan approved by the Board for the Corporation’s 2006 fiscal year, provided the Executive continues in employment with the Corporation through the close of that fiscal year. The Option shall also be subject to accelerated vesting in whole or in part upon the terms and conditions set forth in Part Three of this Agreement or in the Change in Control Severance Agreement.

C. The Executive shall be eligible to receive one or more additional Option grants or other Stock Awards during the Employment Period, as the Board or the Compensation Committee of the Board may deem appropriate in order to provide him with sufficient equity incentives for his position.

5. Expense Reimbursement. In addition to the compensation specified in Paragraph 3, Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Corporation for all reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Corporation with vouchers, receipts and other details of such expenses in the form required by the Corporation sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of federal and state taxing authorities.

6. Fringe Benefits.

A. Executive shall, throughout the Employment Period, be eligible to participate in all pension, profit-sharing and fringe benefit plans, such as group term life insurance plans, group health plans, accidental death and dismemberment plans, short-term and long-term disability programs, and any other benefit programs which are now or hereafter made available to the Corporation’s key executives and for which Executive qualifies.

B. Except as otherwise provided in Paragraph 16 below, nothing in this Agreement shall affect the Executive’s rights under his existing Change in Control Severance Agreement. Accordingly, the Executive shall, subject to the modification effected by Paragraph 16 below, remain eligible for any benefits which become payable under the Change in Control Severance Agreement should his employment with the Corporation terminate while that agreement remains in effect and under the circumstances which entitle him to severance benefits thereunder.

7. Indemnification. The Corporation shall, throughout the Employment Period, maintain in full force and effect its existing indemnification agreement with the Executive pursuant to which the Corporation shall indemnify and hold the Executive harmless from and against all loss, cost and expense arising from or relating to his service as officer or employee of the Corporation or a member of the Board, other than losses attributable to his intentional misconduct. To the extent the Corporation maintains any Directors and Officers Indemnification Insurance Coverage during the Employment Period, the Executive shall be covered under that policy to the same extent as all other officers of the Corporation.

8. Death or Incapacity. Upon the Executive’s death or Incapacity during the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and the Executive or his estate shall be entitled to the payments and benefits set forth in Paragraph 11.E of this Agreement, However, the Executive shall not be entitled to any severance benefits under Part Three of this Agreement upon the termination of the employment relationship due to his death or Incapacity

9. Restrictive Covenants. During the Employment Period:

(i) The Executive shall not directly or indirectly provide services to any person, firm or other entity except the Corporation, unless otherwise authorized by the Board in writing. However, the Executive may continue to serve during the Employment Period as a non-employee member of the board of directors of any companies for which he so serves on the effective date of this Agreement and may join the board of directors of other companies in the future with the Board’s consent.

(ii) The Executive shall not conduct (or otherwise participate in) any business or financial enterprise for his own account or for any other person, firm or entity without first obtaining the Board’s written consent.

However, Executive shall have the right to perform such services as are necessary in connection with (a) Executive’s private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him hereunder, (b) Executive’s charitable or community activities or participation in trade or professional organizations or (c) Executive’s family-owned businesses and family-controlled foundations, but only if and to the extent such services do not interfere with the Executive’s performance of his duties and responsibilities hereunder.

10. Proprietary Information. Executive shall, throughout the term of the Employment Period, remain subject to the terms and conditions of his January 19, 1998 Proprietary Information and Inventions Agreement with the Corporation, as subsequently amended by the First Amendment Agreement executed by the parties on August 13, 2003. Nothing in this Agreement shall supersede, modify or affect the Executive’s obligations, duties and responsibilities under such Proprietary Information and Inventions Agreement as so amended, and that agreement, together with the First Amendment thereto, shall accordingly continue in full force and effect.

11. Termination of Employment.

A. The Corporation, acting by majority vote of the Board, may terminate Executive’s employment under this Agreement at any time for any reason, with or without cause, by giving at least sixty (60) days prior written notice of such termination to the Executive. If such termination notice is given to Executive, the Corporation may, if it so desires, immediately relieve Executive of some or all of his duties. However, during such notice period, the Executive shall be entitled to his regular compensation and benefits hereunder. In no event shall such sixty (60)-day notice requirement be applicable to a Termination for Cause under Paragraph C. below.

B. Executive may terminate his employment under this Agreement at any time by giving the Corporation at least sixty (60) days prior written notice of such termination.

C. The Corporation, acting by majority vote of the Board, may at any time, upon written notice, discharge the Executive from employment with the Corporation hereunder pursuant to a Termination for Cause. Such termination shall be effective immediately upon such notice; provided, however, that the Corporation shall first have complied with all applicable notice and cure period requirements relating to the event or events constituting the grounds for such Termination for Cause.

D. Upon the termination of Executive’s employment under circumstances which entitle him to a severance package under Part Three of this Agreement or severance benefits under the Change in Control Severance Agreement, the Executive shall also be paid (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of such termination, (ii) any bonus amount actually earned and vested at time of such termination but not previously paid to the Executive and (iii) any pro-rated bonus under Paragraph 3.C to which he may be entitled by reason of such termination.

E. If Executive’s employment terminates under circumstances which do not entitle him to either a severance package under Part Three of this Agreement or severance benefits under the Change in Control Severance Agreement, then the following provisions shall be in effect:

(i) The Corporation shall only be required to pay the Executive (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of such termination and (ii) any bonus amount actually earned and vested at time of such termination but not previously paid to the Executive.

(ii) All vesting in Executive’s outstanding Options and Stock Awards shall cease at the time of such termination, and Executive shall not have more than the period of time specified in the applicable stock option agreement for each Option in which to exercise that Option following such termination of employment for the shares of Common Stock which are vested and exercisable at the time of such termination.

PART THREE — SEVERANCE BENEFITS

12. Entitlement. The Executive shall become entitled to receive the severance benefits provided under this Part Three should the Executive’s employment with the Corporation terminate by reason of an Involuntary Termination but under circumstances which do not otherwise entitle him to any severance benefits or payments under the Change in Control Severance Agreement.

All payments and benefits under this Part Three shall be subject to the Executive’s compliance with the restrictive covenants of Part Four of this Agreement and shall in all cases be in lieu of any other severance benefits to which Executive might otherwise be entitled by reason of his termination of employment under such circumstances. Under no circumstances shall the Executive be entitled to both severance benefits under this Part Three and severance benefits under the Change in Control Severance Agreement.

Notwithstanding the foregoing, the Executive’s entitlement to any severance benefits under this Part Three shall be subject to his compliance with the following requirements:

A. The Executive shall, at the time of such Involuntary Termination or other termination of employment, execute and deliver to the Corporation a general release (substantially in the form of attached Exhibit A) which becomes effective in accordance with applicable law and pursuant to which the Executive releases the Corporation and its officers, directors, employees and agents from any and all claims the Executive may otherwise have with respect to the terms and conditions of his employment with the Corporation and the termination of that employment. In no event, however, shall such release cover any claims, causes of action, suits, demands or other obligations or liabilities relating to:

(i) any amounts, benefits or indemnification to which Executive is or becomes entitled pursuant to the provisions of this Agreement (including, without limitation, the payments and benefits provided under this Part Three and the indemnification protection provided under Paragraph 17 of this Agreement); and

(ii) any claims for workers’ compensation benefits under any of the Corporation’s workers’ compensation insurance policy or fund.

B. The Executive shall comply with the restrictive covenants set forth in Part Four of this Agreement.

13. Severance Benefits. The severance benefits payable to Executive under this Part Three shall consist of the following:

(a) Salary/Target Bonus Continuation Payments. Executive shall be entitled to receive from the Corporation an aggregate severance benefit in an amount equal to one (1.0) times the sum of (i) the rate of base salary in effect for him for the fiscal year in which his termination of employment occur and (ii) the level of Target Bonus in effect for him for that fiscal year. However, should the Board remove the Executive from his position as Chief Executive Officer for any reason (other than a Termination for Cause) within the eighteen (18)-month period measured from the Service Commencement Date and the Executive terminate his employment with the Corporation within thirty (30) days thereafter, then the one (1) times multiple in the preceding sentence shall be increased to one and one-half (1.5). In either instance, the salary component of such benefit shall be paid in equal monthly installments, over the twelve (12)-month period following the termination of the Executive’s employment, in accordance with the Corporation’s normal payroll practices, and the Target Bonus component shall be paid in a lump sum as soon as administratively practicable following the effective date of the Executive’s general release under Paragraph 12. Each payment made under this subparagraph (a) shall be subject to the Corporation’s collection of all applicable withholding taxes.

(b) Health Care Coverage. The Corporation shall, at its sole cost and expense, provide the Executive and his spouse and other eligible dependents with continued health care coverage under the Corporation’s group health plan upon their election to receive health care coverage pursuant to their applicable rights under Code Section 4980B (“COBRA Coverage”). COBRA Coverage at the Corporation’s expense shall continue until the earlier of (i) the expiration of the twelve (12)-month period measured from the first day of the first month following the date of Executive’s termination of employment or (ii) the first date the Executive is covered under another employer’s health benefit program which provides substantially the same level of benefits without exclusion for pre-existing medical conditions. Any remaining period of COBRA Coverage to which the Executive or his spouse or other dependents may be entitled shall be at their sole expense. To the extent the Executive incurs any income or employment tax liability by reason of such continued health care coverage for himself, his spouse and his dependents shall be the sole responsibility of the Executive, and the Corporation shall not provide any tax gross-up payments to the Executive (or any other person) with respect to such tax liability.

(c) Partial Vesting Acceleration. Executive shall be immediately credited with an additional twelve (12)-months of vesting credit under each outstanding Option held (directly or indirectly) by the Executive at the time of his termination of employment so that each Option shall immediately vest and become exercisable for the additional number of shares for which that Option would have otherwise been vested and exercisable under the normal vesting schedule for such Option had the Executive actually completed an additional twelve (12) months of employment with the Corporation prior to the date of his termination of employment. With respect to the Option described Paragraph 4.B(ii), such vesting credit shall result in all events in accelerated vesting of not less than twenty percent (20%) of the total number of unvested shares of Common Stock subject to such Option at the time of the Executive’s termination of employment. The Executive shall also receive an immediate twelve (12) months of additional vesting credit under any other Stock Award held (directly or indirectly) by him at the time of such termination of employment. To the extent an Option intended to qualify as an incentive stock option (“ISO”) under Code Section 422 vests on an accelerated basis in accordance with this Paragraph 13(c), that Option may lose in whole or in part its tax status as an ISO and become taxable as a non-statutory option.

(d) Extension of Exercise Period. For each Option which is granted Executive on or after February         , 2005 or which is outstanding on that date, the Executive shall have until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of the Involuntary Termination of his employment or (ii) the expiration date of the option term in which to exercise that Option. The Executive hereby acknowledges that the execution of this Agreement will result in the loss of incentive stock option status under Code Section 422 for any ISO currently held by the Executive with an exercise price per share less than the closing selling price per share of the Common Stock on the Nasdaq National Market on the execution date of this Agreement so that each such Option will be taxable as a non-statutory option upon subsequent exercise. The Executive further acknowledges that any ISOs currently held by him with an exercise price equal to or in excess of the closing selling price per share of the Common Stock on the Nasdaq National Market on the execution date of this Agreement will be deemed to be regranted on such date and may immediately lose in whole or in part their status as incentive stock options under Code Section 422 and become non-statutory options by the reason of the $100,000 limitation on the initial exercisability of ISOs per calendar year. Any ISOs so converted into non-statutory options will result in the Executive’s recognition of taxable income upon the exercise of those options in an amount equal to the fair market value of the purchased shares at that time less the exercise price paid for those shares, and the Executive must satisfy the applicable withholding tax liability attributable to such exercise.

(e) OutPlacement Services. The Corporation shall reimburse the Executive for all reasonable fees incurred by the Executive in connection with any outplacement services he obtains, up to a maximum reimbursement of Ten Thousand Dollars ($10,000).

14. Special Escrow Arrangement. Should the salary/Target Bonus continuation payments to which the Executive becomes entitled under Part Three of this Agreement be deemed to be subject to the requirements of Code Section 409A and would otherwise subject the Executive to adverse tax consequences if paid in accordance with the provisions of Paragraph 13, then the following special provisions shall be in effect notwithstanding any provision to the contrary in this Agreement:

(i) The applicable salary/Target Bonus amount under Paragraph 13(a) shall be paid in an aggregate lump sum as soon as administratively practicable following Executive’s “separation from service” (as such term is at the time defined in Treasury Regulations issued under Code Section 409A). Such payment shall be subject to the Corporation’s collection of all applicable withholding taxes.

(ii) The Executive shall immediately deposit with the Corporation, as collateral and security for the performance of his restrictive covenants under Part Four of this Agreement, the portion of the net after-tax proceeds received under subparagraph (i) attributable to the twelve (12) months of salary continuation. The deposited funds shall be held in escrow by the Corporation and released in accordance with subparagraph (iii) below.

(iii) Provided the Executive continues to comply with his restrictive covenants under Part Four of this Agreement, the escrowed funds shall be released to the Executive in a series of twelve (12) successive equal monthly installments over the twelve (12)-month period measured from the date of his Involuntary Termination, with the first payment to be made one month after such date.

(iv) Should the COBRA Coverage to which the Executive may become entitled under Paragraph 13(b) be deemed to constitute deferred compensation under Code Section 409A, then the Corporation shall pay the Executive the lump sum dollar value of that coverage upon his separation from service, subject to the Corporation’s collection of all applicable withholding taxes, and the amount net of such tax withholding shall be immediately deposited in escrow with the Corporation and subsequently released to the Executive in equal monthly installments as and when the salary/Target Bonus amount is released to him under subparagraph (iii) above upon his continued compliance with the restrictive covenants of Part Four of this Agreement.

(v) The Executive hereby acknowledges that the salary continuation and other benefits payable under Paragraph 13 and 14 of this Agreement do not represent wages for past services and are expressly conditioned upon his compliance with the restrictive covenants of Part Four and that the Executive would not otherwise have any right or entitlement to such Paragraph 13 and 14 benefits in the absence of his agreement to comply with those covenants.

PART FOUR — RESTRICTIVE COVENANTS

15. Restrictive Covenants. For a period of twelve (12) months following the date of any termination of the Executive’s employment which entitles him to severance benefits under Part Three of this Agreement, the Executive shall comply with each of the following restrictive covenants:

(A) Executive shall not encourage or solicit any of the Corporation’s employees to leave the Corporation’s employ for any reason or interfere in any other manner with employment relationships at the time existing between the Corporation and its employees.

(B) Executive shall not render any services or otherwise provide any advice or assistance to any Competing Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other capacity, without the express prior written consent of the Corporation; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than one percent (1%) of an outstanding class of publicly-traded securities of any corporation or other enterprise which may otherwise be designated hereunder as a Competing Business at the time of such investment.

A Competing Business shall mean the six (6) companies designated by the Corporation on attached Schedule I to this Agreement. The Corporation may revise Schedule I at any time, and from time to time, by adding names to, or subtracting names from, such list; provided, however, that the Corporation must comply with the following requirements in making any changes to Schedule I:

(i) absent the Executive’s express written consent, any such change to Schedule I must be made at least sixty (60) days before termination of Executive’s employment for any reason;

(ii) any change must be made in writing and either personally delivered to the Executive or sent to the Executive’s last known address by certified mail, return receipt requested; and

(iii) the Corporation can never include more than six (6) companies or entities on Schedule I. (Thus, if Schedule I lists six (6) companies or entities and the Corporation adds one or more companies or entities to Schedule I, then the Corporation must delete a like number.)

Notwithstanding the foregoing, a change in the list of Competing Businesses shall automatically be deemed to occur from time to time to the extent the Corporation designates one or more entities (other than those listed at that time on Schedule I) as its principal competitors in any public filings made by the Corporation, pursuant to the periodic reporting requirements of the Exchange Act, more than sixty (60) days prior to the termination of the Executive’s employment; provided, however, that not more than six (6) entities in total designated by the Corporation shall comprise the class of Competing Businesses at any time hereunder.

The Executive hereby agrees that the restrictive covenants set forth in this Part Four serve as substantial consideration for the severance benefits payable to him under Paragraphs 13 and 14 of this Agreement and that such severance benefits do not represent wages for past services and those benefits would not otherwise be payable to him in the absence of his agreement to comply with these Part Four covenants. Accordingly, should the Executive fail to comply with any of the restrictive covenants set forth in this Part Four, then Executive shall cease to have any further right or entitlement to any severance benefits to which Executive may become entitled under Paragraphs 13 and 14 of this Agreement, and those benefits shall immediately cease.

PART FIVE — MISCELLANEOUS PROVISIONS

16. Change in Control Severance Agreement. The terms and provisions of the Executive’s Change in Control Severance Agreement as currently in effect with the Corporation shall be continued in full force and effect by the Corporation for the period the Executive serves as Chief Executive Officer of the Corporation pursuant to this Agreement. However, the Executive hereby agrees and consent to the following modifications of that Change in Control Severance Agreement in consideration for the foregoing:

(i) one third of the severance payment due in a lump sum to the Executive pursuant to Paragraph 2 of Part Two of the Change in Control Severance Agreement (i.e. one times his annual rate of base salary and annual target bonus) shall not be paid to him upon his termination of employment with the Corporation but shall instead be paid to him in equal installments, over the twelve (12)-month period following his termination date, in accordance with the Corporation’s normal payroll practices; and

(ii) For the twelve (12)-month period following the date of any termination of the Executive’s employment which entitles him to severance benefits under his Change in Control Severance Agreement, the Executive shall comply with each of the restrictive covenants set forth in Part Four of this Agreement.

Should such modification be deemed to create a deferred compensation arrangement subject to Code Section 409A, then an escrow arrangement similar to that specified in Paragraph 14 shall be utilized to the extent necessary to avoid adverse income tax consequences to the Executive.

17. Continued Indemnification. Except as provided below, the indemnification provisions for Officers and Directors under the Corporation’s bylaws shall (to the maximum extent permitted by law) be extended to the Executive during the period following his resignation or termination of employment, with respect to all matters, events or transactions occurring or effected during the Executive’s period of employment with the Corporation. The Executive shall not, however, be entitled to such extended indemnification protection if his employment with the Corporation ceases by reason of a Termination for Cause other than pursuant to clause (iv) of the Termination for Cause definition in Part One of this Agreement.

18. No Mitigation Duty. The Corporation shall not be entitled to set off any of the following amounts against the payments or benefits to which the Executive may become entitled under Part Three of this Agreement: (i) any amounts which the Executive may subsequently earn through other employment or service following his termination of employment with the Corporation or (ii) any amounts which the Executive might have potentially earned in other employment or service had he sought such other employment or service.

19. Death. Should the Executive die before he receives the full amount of payments and benefits to which he may become entitled under this Agreement, then the balance of such payments shall be made, on the due dates hereunder had the Executive survived, to the executors or administrators of his estate on behalf of and for the benefit of his estate.

20. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, (i) the Corporation and its successors and assigns, including any successor entity by merger, consolidation or transfer of all or substantially all of the Corporation’s assets, and (ii) the Executive, the personal representative of his estate and his heirs and legatees.

21. General Creditor Status. The benefits to which Executive may become entitled under Part Three of this Agreement shall be paid, when due, from the Corporation’s general assets, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Accordingly, Executive’s right (or the right of the executors or administrators of Executive’s estate) to receive such benefits shall at all times be that of a general creditor of the Corporation and shall have no priority over the claims of other general creditors.

22. Notices.

A. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is delivered personally, then such notice shall be conclusively deemed give at the time of such personal delivery. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after deposit in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

To the Corporation:	Portal Software, Inc.
10200 South De Anza Blvd
Cupertino, CA 95014
Attention: General Counsel

Any notice to the Executive shall be addressed to his home address as set forth at the time in the records of the Corporation.

B. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

23. Governing Documents. This Agreement, together with (i) the agreements evidencing the Executive’s currently outstanding Options and any future Option grants or Stock Awards, (ii) his existing Proprietary Information and Inventions Agreement, (iii) his existing Indemnification Agreement and (iv) his existing Change in Control Severance Agreement, shall constitute the entire agreement and understanding of the Corporation and the Executive with respect to the terms and conditions of the Executive’s employment with the Corporation and the payment of severance benefits and shall supersede all prior and contemporaneous written or verbal agreements and understandings between the Executive and the Corporation relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Corporation. Any and all prior agreements, understandings or representations relating to the Executive’s employment with the Corporation, other than (i) the stock option agreements evidencing the Executive’s currently outstanding Options, (ii) his existing Proprietary Information and Inventions Agreement, (iii) his existing Indemnification Agreement and (iv) his existing Change in Control Severance Agreement, are hereby terminated and cancelled in their entirety and are of no further force or effect.

24. Governing Law. The provisions of Agreement shall be construed and interpreted under the laws of the State of California applicable to agreements executed and wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken, and the remainder of this Agreement shall continue in full force and effect.

25. Arbitration.

A. To the fullest extent allowed by law, any controversy or claim arising out of or relating to the termination of the Executive’s employment with the Corporation or the benefits to which the Executive may be entitled by reason of such termination shall be settled by binding and non-appealable arbitration, conducted in Santa Clara County, California, by an arbitrator selected in accordance with the procedure set forth below. Possible disputes covered by the foregoing, include (without limitation) claims pursuant to Title VII of the Civil Rights Act, the California Fair Employment and Housing Act and comparable statutes in other states if applicable, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and any other statutes relating to an employee’s relationship with his employer. The Executive and the Corporation shall initially confer and attempt to reach agreement on the individual to be appointed as the arbitrator. If no agreement is reached, the Executive and the Corporation shall request from the Judicial Arbitration and Mediation Services (“JAMS”) office in the city where the arbitration is to be held a list of five retired judges affiliated with JAMS. The Executive and the Corporation shall each alternately strike names from such list until only one name remains, and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. §§ 1280 et seq.) or the comparable statute of the state in which the arbitration proceedings are to be held. The arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 (or the comparable statute of the state in which the arbitration proceedings are to be held) or any other discovery required by law in arbitration proceedings. To the extent that anything in this Agreement conflicts with the arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. The arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The arbitrator’s award shall be subject to correction, confirmation or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

B. The Corporation shall bear the entire cost of (i) the arbitrator’s fee, (ii) any other type of expense or cost that the Executive would not be required to bear if the Executive were free to bring the dispute or claim in court and (iii) any other expense or cost that is unique to arbitration. The parties intend that this Paragraph 25 shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement. Any final decision of the arbitrator so chosen may be enforced by a court of competent jurisdiction. The Executive acknowledges and agrees that he is waiving his right to a jury trial and agrees that the decision of the arbitrator shall be final and binding. If the Executive is determined by the arbitrator to be the prevailing party in the arbitration, then the Executive shall be entitled to reimbursement from the Corporation of all the reasonable fees (including attorney fees) and expenses the Executive incurs in connection with such arbitration.

26. Compliance with Section 409A. It is the intent of the Corporation and the Executive that the provisions of this Agreement comply with all applicable requirements of Code Section 409A. Accordingly, to the extent any provisions of this Agreement would otherwise contravene one or more requirements or limitations of Code Section 409A, then the Corporation and the Executive shall, within the remedial amendment period provided under the Treasury Regulations issued under Code Section 409A, effect through mutually agreement the appropriate amendments to those provisions which are necessary in order to bring the provisions of this Agreement into compliance with Section 409A.

27. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year written above.

PORTAL SOFTWARE, INC.

By:

Title:

DAVID S. LABUDA

EXHIBIT A

FORM OF GENERAL RELEASE

RELEASE AND WAIVER OF CLAIMS

In consideration of the severance payments and other benefits to which I have become entitled, pursuant to that certain Employment Agreement between Portal Software, Inc., a Delaware corporation (the “Company”), and myself dated                     ,              (the “Employment Agreement), in connection with the termination of my employment on this date, I, David S. Labuda, hereby furnish the Company with the following release and waiver (“Release and Waiver”).

I hereby release and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates from any and all claims, liabilities, demands, causes of action, costs, expenses, attorney fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising from or relating to my employment with the Company and the termination of that employment, including (without limitation) claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, discrimination claims based on sex, age, race, national origin, disability or any other basis under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Americans with Disability Act, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock grants, stock options, vacation pay, fringe benefits, severance pay or any other form of compensation (other than the payments, rights, benefits and indemnification to which I am entitled under the express provisions of the Employment Agreement, my vested rights under the Company’s Code Section 401(k) Plan and any workers’ compensation benefits under any Company workers’ compensation insurance policy or fund).

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

This Release and Waiver does not pertain to any claims which may subsequently arise in connection with the Company’s default in any of its payment or indemnification obligations under the Employment Agreement.

I acknowledge that, among other rights subject to his Release and Waiver, I am hereby waiving and releasing any rights I may have under ADEA, that this release and waiver is knowing and voluntary, and that the consideration given for this release and waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims which may arise after this release and waiver is executed; (b) I have the right to consult with an attorney prior to executing this release and waiver (although I may choose voluntarily not to do so); and if I am over 40 years old upon execution of this (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this release and waiver (although I may choose voluntarily to execute this release and waiver earlier); (d) I have seven (7) days following the execution of this release and waiver to revoke my consent to this release and waiver; and (e) this release and waiver shall not be effective until the seven (7)-day revocation period has expired.

Date: , 20
DAVID S. LABUDA

SCHEDULE I

LIST OF COMPETING BUSINESSES

AS OF JANUARY             , 2005

Amdocs

Convergys

CSG Systems International

ADC Telecommunications

[TWO MORE TO COME]